UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2018

Nanometrics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 545-6000

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On October 26, 2018, Nanometrics Incorporated entered into a Stock Purchase Agreement with 4D Technology Corporation (“4D”) and each of the 4D stockholders pursuant to which Nanometrics agreed to acquire all the outstanding stock of 4D.  4D is a supplier of high-performance interferometric measurement and inspection systems located in Tucson, Arizona.  4D’s solutions are used primarily in the manufacture of advanced aerospace and industrial systems as well as for scientific research and semiconductor applications.

Nanometrics will acquire all the outstanding stock of 4D for (a) $36 million in cash and (b) 125,117 shares of Nanometrics common stock, par value $0.001 per share, valued at approximately $4 million, subject to adjustment based on the amount of cash, working capital, indebtedness, and transaction expenses of 4D (collectively, the “Purchase Price”).  The closing of the transaction, which is subject to the satisfaction of customary closing conditions, is expected in the 4th Quarter.

The shares of Nanometrics common stock are to be issued to the three principal stockholders of 4D (the “Principal Stockholders”) named in Item 3.02 below. Pursuant to the terms of the Stock Purchase Agreement and related Escrow Agreement, $4 million in cash and 125,117 of the shares of Nanometrics common stock will be withheld from the Purchase Price and placed in escrow to fund any post-closing adjustments to the purchase price and to secure the indemnification obligations of the Principal Stockholders to Nanometrics. The Principal Stockholders agreed to indemnify Nanometrics for inaccuracies in the representations or the breach of the warranties or covenants made by 4D, and for certain other matters, subject to certain limitations.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference here.  The shares of Nanometrics common stock will be issued to each of James Wyant, James Millerd and Neal Brock, the Principal Stockholders, in consideration for the shares of 4D common stock held by the Principal Stockholders and to be sold to Nanometrics in the transaction, in reliance on Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as the Principal Stockholders represented that they are “accredited investors” as defined in Regulation D.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanometrics Incorporated

Nanometrics Incorporated

Dated: October 27, 2018	By:	/s/ Janet Taylor
Janet Taylor
General Counsel